                                        Exhibit 16.1

ERNST & YOUNG                     Ernst &Young LLP                      Phone:    (713) 750 1500

                                                    5 Houston Center                         Fax:        (713) 750 1501

                                                    1401 McKinney Street                 www.ey.com

                                                    Houston, Texas 77010-2007

July 7, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated July 7, 2008, of Parkway Properties, Inc. and are in agreement with the statements contained in the first, second, third and fourth paragraphs on page two therein.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Ernst & Young LLP